  EXHIBIT 10.1

AMENDMENT NO. 1 TO

DEBT REPAYMENT AND EXCHANGE AGREEMENT

This AMENDMENT NO. 1 TO DEBT REPAYMENT AND EXCHANGE AGREEMENT, dated as of January 24, 2022 (the “Amendment”), and effective as of December 31, 2021 (the “Effective Date”), is executed among Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”), MES, Inc., a North Dakota corporation and wholly owned subsidiary of the Borrower (the “Guarantor”), and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”).

RECITALS

WHEREAS, the Borrower, Guarantor and Lender entered into a Debt Repayment and Exchange Agreement, dated as of June 1, 2021 (the “Debt Repayment Agreement”);

WHEREAS, the closing under the Debt Repayment Agreement is subject to, among other things, the completion of an offering of Equity Interests resulting in net proceeds of at least US $12,000,000 by December 31, 2021 (the “Qualifying Offering”);

WHEREAS, the Borrower and Guarantor have requested, and the Lender is agreeable to, an extension of time for the completion of the Qualifying Offering.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantor and the Lender agree as follows:

1. Recitals.  The foregoing recitals are hereby made a part of this Amendment.

2. Definitions.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Debt Repayment Agreement.

3. Conditions to Closing.  Section 4.1(a) of the Debt Repayment Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Borrower shall have completed an offering of Equity Interests resulting in net proceeds of at least US $12,000,000 by June 30, 2022 (the “Qualifying Offering”).”

4. Termination.  Section 7.1 of the Debt Repayment Agreement is hereby amended and restated in its entirety to read as follows:

“7.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

(a) by mutual written agreement of the Credit Parties and the Lender; or

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(b) by either the Credit Parties or the Lender upon notification to the non‑terminating party by the terminating party if the Closing has not transpired on or before June 30, 2022.”

5. References to Debt Repayment Agreement.  On and after the Effective Date, each reference in the Debt Repayment Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, shall mean and be a reference to the Debt Repayment Agreement as amended hereby.

6. Representations and Warranties. The Credit Parties hereby represent and warrant that: (a) the representations and warranties set forth in Article 5, of the Debt Repayment Agreement, and any Transaction Document executed and delivered in connection with the Restated Financing Agreement, are true and correct in all material respects on and as of the date hereof (other than any such representation or warranty which is made as of a specified date, which representation or warranty is true and correct in all material resects as of such specified date); and (b) as of the date hereof, no Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) has occurred and is continuing under the Notes.

7. Reaffirmation of Guaranty. Guarantor hereby expressly: (a) consents to the execution by the Borrower and the Lender of this Amendment; (b) acknowledges that the Obligations include all of the obligations and liabilities owing from the Borrower to the Lender, including, but not limited to, the obligations and liabilities of the Borrower to the Lender under and pursuant to the Debt Repayment Agreement as amended by this Amendment, and as may be further amended from time to time, and the Secured Note, as may be modified, extended or replaced from time to time, (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Debt Repayment Agreement as amended by this Amendment, (d) agrees that all such obligations and liabilities under the Debt Repayment Agreement as amended by this Amendment, shall continue in full force and that the execution and delivery of this Amendment, and its acceptance by, the Lender shall not in any manner whatsoever (i) impair or affect the liability of Guarantor to the Lender under the Debt Repayment Agreement as amended by this Amendment, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of the Lender at law, in equity or by statute, against Guarantor pursuant to the Debt Repayment Agreement as amended by this Amendment, or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Lender by Guarantor under the Debt Repayment Agreement as amended by this Amendment.

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8. Release. The Credit Parties represent and warrant that they are not aware of any claims or causes of action against the Lender or any of its affiliates, or their respective successors or assigns, and that they have no defenses, offsets or counterclaims with respect to any Obligations owed by the Credit Parties to the Lender. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Credit Parties, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Lender, its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Obligations, the Debt Repayment Agreement, the Transaction Documents or the business relationship between any of the Credit Parties and the Lender, and any claims asserted or which could have been asserted by any of the Credit Parties in connection with the Obligations, the Debt Repayment Agreement, this Amendment or any other Transaction Document.

9. Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

10. Full Force and Effect.  Except as amended hereby, the Debt Repayment Agreement shall remain in full force and effect, is hereby ratified and confirmed in all respects and all of the other terms and provisions of the Debt Repayment Agreement are incorporated herein by reference.

[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, each party has caused its signature page to this Amendment No. 1 to Debt Repayment and Exchange Agreement to be duly executed as of the date first written above.

BORROWER:

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

GUARANTOR:

MES, INC.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

LENDER:

AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Its:	Manager

[Signature Page to Amendment No. 1 to Debt Repayment and Exchange Agreement]

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